Exhibit 4.44.6

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

JOINDER DEED ISSUED BY THE CORPORATE ENTITIES NAMED “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER FIFTY SEVEN

In the city of Madrid, my residence as of the eleventh day of January two thousand eleven.

Before me, ANTONIO PÉREZ-COCA CRESPO, Notary of Madrid and its Illustrious College, as alternate of my colleague Mr. RAFAEL MONJO CARRIO, by reason of an accident, and acting under his official Notary Book.

APPEARED

MR. JUAN PERLAZA, of British nationality, with majority of age, with domicile located at and for purposes of this deed located at Calle José Abascal, 45 in Madrid, bearer of valid Passport Number 300919078.

MR. JUAN PELEGRINI Y GIRÓN, with majority of age, with domicile in Madrid located at, and for purposes of this deed, calle Hernández de Tejada, number l; bearer of National Identity Document number 01489996-X.

LEGAL PERSONALITY

The first one, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter referred to as the “Bank”), entity incorporated in accordance with the laws of the State of New York (United States of America), with its corporate domicile located at One Wall Street, New York, N.Y. 10286, United States of America, and furthermore, acting on behalf of and for the benefit of the holders of the Senior Secured Notes in the amount of 1,000 million United States Dollars, at an interest rate of 9,000%, due 2018 and redeemable at the fourth, fifth and sixth anniversaries of their initial issuance, issued in accordance with an Indenture

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

governed under the laws of the State of New York, issued as of January 11, 2011 by and between among others, CEMEX, S.A.B. DE C.V., a commercial corporation duly incorporated in accordance with the laws of Mexico, as issuer and The Bank of New York Mellon, as trustee (hereinafter referred, together with its amendments or novations the “Indenture”).

Exercising the current power of attorney, issued by a Notary Public of the State of New York Mr. Danny Lee, dated as of January 11, 2011, copy of which has been delivered to me, and whose original has been duly apostilled in accordance with The Hague Convention of October 5, 1961, and attached hereto.

The second one, in the name and on behalf of the corporate entity CEMEX ESPAÑA, S.A., entity governed in accordance with the laws of Spain (in the past known as Compañía Valenciana de Cementos Pórtland, S.A.), and its corporate domicile in Madrid is located at calle Hernández de Tejada, number 1, whose corporate purpose, among others, is the manufacture, commercialization and distribution of all kinds of sacks, bags and similar articles, made of paper or any other materials, suitable for cement packaging, etc.

It was incorporated with un-definitive term by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Juan Bautista Roch Contelles, dated as of April 30, 1917, duly adapted to the current legislation by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Antonio Soto Bisquert, dated as of July 13, 1990; the incorporation of the Company was RECORDED in the Commercial Registry of Valencia in Volume 122, Book 28 regarding corporations, third section, first inscription; and the adaptation was recorded in such Registry in Volume 2854, Book 10, general section, page V2533, inscription 165; furthermore, the bylaws of the Company were restated by means of another public deed number 6796 authorized by a Notary Public in Madrid, Mr. Antonio Francés y de Mateo, dated as of August 12, 1993, that caused the inscription number 200th.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The Company changed its corporate domicile to the current domicile by means of public deed number 1,489 authorized by a Notary Public in Valencia, Mr. Antonio Soto Bisquert, dated as of June 29, 1995, and recorded in the Registry of Commerce of Madrid, Volume 9743 and 9744, section 8th, Book of Corporations, pages 1 and 166, sheet number M-156542 inscriptions first and second.

The corporate name of the Company was changed to its current corporate name by resolutions adopted by the General Shareholders Meeting held as of June twenty-four, two thousand two, which were officially formalized before me, the same date, under public deed number 662, causing the inscription number 122~~º~~.

The Company is the bearer of C.I.F. number: A46004214.

Exercising his corporate authority by means of a power of attorney issued by the Board of Directors during a meeting held as of November nineteenth, two thousand ten, officially formalized by public deed number 51 as of January 11, two thousand eleven by Mr. Rafael Monjo Carrio, as evidenced with a copy of such deed that I hereby attest to have in front of me.

In accordance with the provisions of article 98 of the Law 24/2001, and further to the Resolution issued by the Director General in charge of Public Registries and Notary Publics dated as of April 12, 2002, I hereby attest that to my knowledge, such individuals have sufficient corporate authority to execute this public deed in accordance with the terms set forth herein.

Such individuals have, in accordance with my knowledge, sufficient legal capacity and legal standing to issue this Joinder Deed and, for such purposes, said individuals on behalf of the companies which they represent and for all legal purposes, make the following:

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

STATEMENTS

I. That, in accordance with a contract issued by means of a public deed number 4599 issued by Rafael Monjo Carrio dated as of September 29, 2009 (hereinafter referred to as “Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the later one absorbed by New Sunward Holding B.V. as of October 23, 2009) constituted pledge rights (hereinafter referred to as the “Pledges”) over their shares of stock of the company CEMEX España, S.A.

II. That, in accordance with a contract issued by means of a public deed number 5768 dated as of December 23, 2010 issued by Rafael Monjo Carrio (hereinafter referred to as “Extension Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. (i) constituted new pledge rights with respect to 905 (nine hundred five) shares of stock of CEMEX España, S.A. acquired from a minority shareholder; and (ii) extended the Pledges to 426.585.515 new shares of CEMEX España, S.A. issued by means of a capital stock increase approved during a General Meeting, and such resolutions were formalized under public number 2.419 issued by Rafael Monjo Carrio as of November 19, 2010. Hereinafter, any references to the Pledges will include for all purposes the new shares of stock of Cemex España, S.A. issued during such capital stock increase, and the shares acquired from the minority shareholder acquired from a minority shareholder issued in connection of a capital increase.

III. That, given the improvement in the conditions of the financial markets, it allows Cemex to issue notes to be issued among other things to reduce its debt with financial creditors that are part of the Creditors Agreement (as such term is defined in the Pledge Deed), CEMEX, S.A.B. de C.V. has requested such financial creditors to make some amendments to the Creditors Agreement for the purpose

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

of increasing the flexibility of the CEMEX Group to issue notes and to apply the proceeds obtained by such issuances. Such amendments were approved by said financial creditors, and as of December 1, 2009 it was executed an amendment novation agreement that does not extinguish the Creditors Agreement. As a result of such amendments, it is stated that the creditors of the CEMEX Group, by virtue of the issuance of the notes such as the Indenture, shall be considered as Additional Notes Creditors and, as a consequence, shall be considered as Secured Parties further to the terms of the Creditors Agreement and the Pledge Deed and the Extension Pledge Deed, and shall be entitled to obtain the benefits of the Pledges, by means of a joinder of the Pledge Deed and the Extension Pledge Deed in accordance with Clause 16 of the Pledge Deed, and Clause 10 of the Extension Pledge Deed.

IV. That, in accordance with Clause 16 of the Pledge Deed and Clause 10 of the Extension Pledge Deed, the Secured Parties in which benefit the Guaranty Agent acted, among them the Bank, in its capacity of trustee for the holders of notes issued under the Indenture, may join the Pledge Deed and the Extension Pledge Deed and ratify the contents of such deeds, accepting the constituted Pledges in their favor as a guaranty of the corresponding Secured Obligations, my means of appearing before a Notary Public in Madrid, Mr. Rafael Monjo Carrio.

Such joinder agreements shall be formalized by means of a joinder deed, all of which without need of a new consent by the pledgor or the pledgees, since their consent were granted in accordance with the Creditors Agreement (as such agreement was novated dated as of December 1, 2009 and October 25, 2010) and the terms of the Pledge Deed and the Extension Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

V. That the Bank hereby expressly state that the joinder agreement referred to in the foregoing statements is formalized as an execution instrument of the rights granted to the Bank in accordance with the Pledge Deed and the Extension Pledge Deed, in order for the payment obligations related to the Indenture be guaranteed by a first priority pledge interest over the Shares (as such term is defined in the Pledge Deed), the New Shares and the Acquired Shares (as such terms are defined in the Extension Pledge Deed), concurrently with the remaining Pledges.

VI. That in accordance with the foregoing, the Bank intends to issue this Joinder Deed (hereinafter referred to as the “Deed”) in accordance with the following.

CLAUSES

FIRST. - JOINDER AGREEMENT TO THE PLEDGE DEED AND THE EXTENSION PLEDGE DEED.

By means of this Deed, the Bank hereby joins, ratify and approve the terms and conditions of the Pledge Deed and the Extension Pledge Deed, whose entire contents the Bank hereby states to know, and such joinder agreement has full value and legal effects, accepting that the payment obligations related to the Indenture be guaranteed by the first priority pledge over the Shares (as such term is defined in the Pledge Deed), the New Shares and the Acquired Shares (as such terms are defined in the Extension Pledge Deed) concurrently with the remaining Pledges.

The Bank hereby REQUEST the undersigned Notary Public, to NOTIFY this Joinder Agreement to WILMINGTON TRUST (LONDON) LIMITED, with domicile located at 6 Broad Street Place, London EC2M 7JH (attention Elaine K. Lockhart), in its capacity of Guaranty Agent, and the undersigned Notary hereby accept such request.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CEMEX España, S.A. hereby appears to this act for the purpose of notifying itself of the contents of such joinder agreement.

SECOND. - GOVERNING LAW AND JURISDICTION.

2.1 This Deed is governed by the laws of Spain.

2.2 The parties hereto expressly submit themselves to the jurisdiction of the Courts and Tribunals sitting in the capital city of Madrid, to resolve any and all claims related to the enforceability, interpretation, compliance and execution of this Deed.

TREATMENT OF INFORMATION. - The parties hereto accept the incorporation of information and the copy of the identification documents to the files of this Notary with the purposes of rendering the notarial activity and to effect notification of information in accordance with the Law of Public Administrations (Ley de las Administraciones Públicas) and, as the case may be, to the Notary Public that succeeds the undersigned Notary in this city. The parties may exercise their rights of access, rectification, cancelation and opposition before the undersigned Notary.

I hereby attest and issue this deed.

And I, the Notary, HEREBY ATTEST:

a. - That I identify the individuals appearing before me by the identification documents described above, which were shown to me.

b. - That on my own judgment, the individuals appearing before me have the capacity and have legal standing to issue this deed.

c. - That the execution of this deed is lawful, and its execution derives to the free will of the individuals appearing before me, which were informed of its contents.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

d. - That I read this deed to the individuals appearing before me, and were previously notified of their right to read the deed by themselves, and such individuals stated to be aware of its contents, and hereby give their consent, all of the foregoing in accordance with article 193 of the Notary Regulations.

e. - That this public instrument is being issued in seven pages of stamp paper for exclusive use of notarial documents, Series 9L, numbers 1690562, 1690563, 1690564, 1690565, 1690566, 1690567, all of them, I the undersigned Notary hereby attest.

Signatures of the appearing individuals follow: Signed: ANTONIO PÉREZ-COCA CRESPO. Seal of approval.

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 983/2011 issued as of January 31, 2011, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of a copy of Public Deed Number 57 issued as of January 11, 2011 by a Notary Public residing in the city of Madrid, Spain. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of May 13th, 2011

DAVID A GONZALEZ VESSI

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

the “Indenture”).

carry out any of the following acts, in the terms and conditions that the Attorney may deem appropriate:

1. Negotiate, execute, accept, amend, extend, accede or ratify one or several pledge agreements (the “Share Pledges”) over all or part of the shares (acciones) of the Spanish company CEMEX Espana, S.A. (Tax Identification Number A460042 14, registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 to 166, section 8, page no. M-156542), whereby one or more share pledges are created to secure inter alia the full and punctual performance of all or part of the obligations assumed by the Issuer and each of the Note Guarantors in favour of, among others, the relevant Noteholders, as well as other secured obligations assumed by the Company and its subsidiaries.

2. Execute or ratify the abovementioned documents, in a public or private document and appear before a Spanish Notary Public to grant the notarial deeds (pdlizas) or public deeds (escrituras püblicas) of the abovementioned documents and, in particular (without limitation), appear before a Spanish notary public (Notario) to notarize or raise to the status of public document (elevar a documento publico) the Share Pledges, the Indenture and any other agreements, documents, notices or letters related thereto.

3. Carry out whichever other actions, declarations, agreements, letters or execute whichever other public or private document the Attorney deems desirable or necessary for the validity of the documents previously mentioned, as well as (in particular without limitation) to accept the extension of the Share Pledges to any other shares of CEMEX Espafia, S.A. that the pledgors that created the Share Pledges may hold from time to time, and to acknowledge the creation of any pledges or any other security agreement importe máximo principal agregado de 523.775.000 euros (segun sea modificado, el “Contrato de Emisión de Bonos”).

realizar cualesquiera de las siguientes actuaciones, en los términos y condiciones que el Apoderado crea apropiados:

1. Negociar, celebrar, firmar, ejecutar, ratificar, aceptar, modificar, extender, adherirse y otorgar en los términos y condiciones que el Apoderado crea convenientes la constitución de una o varias prendas (las “Prendas sobre las Acciones”) sobre todas o parte de las acciones de la sociedad española CEMEX España, S.A. (C.l.F. numero A46004214 e inscrita en ei Registro Mercantil de Madrid, en el Tomo 9.743, folio 9.744, hoja I y 166, sección 8, pãgina M-156542), mediante las cuales se constituyan una o varias prendas sobre acciones para garantizar el completo y puntual cumplimiento de todas o parte de las obligaciones asumidas por el Emisor y cada uno de los Garantes de Bonos en favor de, entre otros, los respectivos Bonistas, al igual que otras obligaciones garantizadas asumidas por la Sociedad y sus filiales.

2. Firmar o ratificar los anteriores documentos y contratos en documento privado o publico, comparecer ante Notario Püblico español para intervenga en póliza o eleve a püblico los mencionados documentos, y, en especial (sin limitación), comparecer ante Notario para elevar a documento püblico las Prendas sobre las Acciones, el Contrato de Emisión de Bonos y cualquiera otros contratos, documentos o cartas relacionados o previstos en los citados contratos o documentos.

3. Realizar cualesquiera otros actos o declaraciones, y firmar contratos, cartas, u otorgar cualesquiera otros documentos püblicos o privados que el Apoderado considere necesarios o convenientes pam la validez de los documentos a los que se ha hecho referencia anteriormente y, en particular (aunque sin limitación), para aceptar la extension de las Prendas sobre las Acciones a cualesquiera otras acciones de CEMEX España, S.A. de las que sean titulares en cada memento los pignorantes que constituyeron las

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OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

granted in accordance with the preceding paragraph.

4. Carry out whichever other actions, declarations, agreements, letters or execute whichever other public or private document the Attorney deems desirable or necessary to maintain and protect the Share Pledges or any other security interest related to the documents referred to in the preceding paragraphs.

5. To appear before the Spanish administrative authorities and execute, in the name and on behalf of the Grantor, the necessary documents for obtaining the Spanish tax identification by filing the necessary tax forms including, but not limited to, form 036, and specifically to request the provisional and final Spanish Tax Identification Number for the Grantor.

6. To appear before any Spanish administrative authorities and, in particular, but not limited to, the Foreign Investments’ Registry of the Ministry of Finance and the Bank of Spain executing, delivering and filing, in the name and on behalf of the Grantor, any document, statement, payment, application or official forms (including those of a tax nature) that may be necessary or advisable in connection with the execution or compliance with the Indenture and the Share Pledges.

7. As a result of the authority granted in the preceding paragraphs, to agree on the terms and conditions the Attorney deems appropriate and to issue and receive any binding declarations.

8. Grant deeds of formalization, acknowledgement, ratification, confirmation, modification or amendment of any of the

Prendas sobre las Acciones, y para tomar conocimiento de la constitución o extensión de cuantas prendas u otros derechos de garantia se otorguen de acuerdo con los apartados anteriores.

4. Realizar cualesquiera otros actos o declaraciones, y firmar contratos, cartas, u otorgar cualesquiera otros documentos püblicos o privados que el Apoderado considere necesarios o convenientes para conservar y proteger la validez de las Prendas sobre las Acciones o cualesquiera otros derechos de garantía se otorguen de acuerdo con los apartados anteriores.

5. Comparecer ante las autoridades administrativas españolas y firmar, en nombre del Poderdante, cuantos documentos sean necesarios para la obtención de identificación fiscal presentando los modelos fiscales que sean necesarios incluyendo, pero sin limitación, el modelo 036, y específicamente solicitar el NIF provisional y definitivo para el Poderdante.

6. Comparecer ante cuantas autoridades administrativas españolas y, en particular, pero sin limitación ante, el Registro de Inversiones Exteriores del Ministerio de Economla y el Banco de España, otorgando, comunicando y cumplimentando, en nombre y representación del Poderdante, cuantos documentos, declaraciones, pagos, solicitudes, o impresos oficiales (incluidos los de indole fiscal) que resulten necesarios o convenientes para ia celebración o cumplimiento las Prendas sobre las Acciones y el Contrato de Emisión de Bonos.

7. En el ejercicio de ia autoridad conferida en los párrafos precedentes, fijar los términos y condiciones que considere apropiados y emitir y recibir todo tipo de declaraciones de voluntad y manifestaciones.

8. Otorgar escrituras o pólizas de formalización, reconocimiento, ratificación, confirmación, modificación o rectificación de cualquiera de

Cemex - PoA Bank of New York Abril,DOC

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OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

agreements, and/or public deeds referred to above.

9. To request the issue of copies of any of the aforementioned public documents.

l0.All the powers granted herein can be exercised by the Attorney, even if this would result in the self-contracting (auto contración) or multi- representation (multirrepresentación) or conflict of interest (conflicto de interés) figures.

The deed and text of the present power of attorney will be interpreted exclusively according to the Spanish Language translation.

This power of attorney terminates on May 12, 2011, without any further notice to be given.

The Grantor hereby undertakes to confirm and ratify, if so requested by the Attorney, each and every actions taken by the Attorney in accordance with the terms of this power of attorney.

In New York, on May 12 2010.

los contratos, escrituras o pólizas referidos anteriormente.

9. Solicitar copiás de las citadas pólizas o escrituras.

l0.La totalidad de las facultades incluidas en este poder podrán ser ejercitadas por el Apoderado aun cuando en el ejercicio de las mismas incurrieran en las figuras de autocontratación multirrepresentación o conflicto de interës.

La minuta y redacción del presente poder será, en todo caso, interpretado conforme a la dicción y sentido del texto que se incluye en lengua espaftola.

El presente poder expirará el 12 de mayo de 2011, sin que sea necesario realizar ningün tipo de notificación a! respecto.

El Poderdante se compromete a confirmar y ratificar, si es requerido para ello per ci Apoderado, todas y cada una de las actuaciones realizadas per el Apoderado de conformidad con los términos de este poder.

En Nueva York, el 12 de mayo de 2010.

The Bank of New York Mellon

By: Mr. Patrick Tadie

By: Mr. Kevin Cremin

Cemex - PoA Bank of New York Abril DOC

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OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTARIAL CERTIFICATE

I, Notary Public of New York hereby certify that:

I. The Bank of New York Mellon is a corporation duly organized and existing under the laws of the State of New York, with corporate domicile at One Wall Street, New York, N.Y. 10286, U.S.A., with an I.R.S. employer identification number of 13-5160382, and with the required capacity to grant this Power of Attorney.

II. This Power of Attorney has been validly executed by M. Patrick Tadie and Mr. Kevin Cremin who have the required authority to grant this Power of Attorney in the name and on behalf of The Bank of New York Mellon.

III. The above is the true hand-written signature of Mr. Patrick Tadie and Mr. Kevin Cremin.

IV. That the Grantor has the necessary authority to act in the name and on behalf of the Noteholders.

V. The acts and transactions effected by the Attorney appointed in this Power of Attorney in the name and on behalf of the Bank of New York Mellon, within the scope of such Power of Attorney, will be acts or transactions validly effected by The Bank of New York Mellon.

Executed before me, on May 12, 2010.

CERTIFICADO NOTARIAL

Yo, Notario de Nueva York, por la presente certifico que:

I. The Bank of New York Mellon es una sociedad existente y válidamente constituida de acuerdo con las leyes del estado de Nueva York, con domicilio social en One Wall Street, New York, N.Y. 10286, (U.S.A.), connümero I.R.S. 13-5160382 y con Ia capacidad necesaria para otorgar este poder.

II. El presente poder ha sido válidamente emitido por D. Patrick Tadie y D. Kevin Cremin quienes tiene capacidad legal para otorgar dicho poder en nombre y representación de The Bank of New York Mellon.

III. La anterior firma es la firma manuscrita auténtica de D. Patrick Tadie y D. Kevin Cremin.

IV. El Poderdante tiene autoridad necesaria para actuar en nombre y representación de los Bonistas.

V. Los actos realizados y negocios celebrados por el Apoderado designado en este poder en nombre y representacion de The Bank of New York Mellon, dentro del ámbito del presente poder, serán actos o negocios válidamente realizados o celebrados por The Bank of New York Mellon.

Firmado ante ml, el 12 de mayo de 2010.

Signed by:

DANNY LEE, NOTARY PUBLIC State of New York, NO. 01LE6161129

Qualified in New York County Commission Expires February 20, 20

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OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

State of New York 778808 Form 1

County of New York, } ss.:

1, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record , having by law a seal,

DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

Danny Lee whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

MAY 12 2010

FEE PAID $3.00

County Clerk and Clerk of the Supreme Court, New York County

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

MAIL RECEIPT

RR385573637ES

SENDER: [SEAL OF RAFAEL MONJO CARRIO, NOTARY

PUBLIC.- C/Monte Esquinza, 6, 28010 Madrid]

ADDRESSEE: Wilmington Trust (London) Limited

6 Broad Street Place

City: London EC27 7JH.

968 M.S. ALFONSO

Certified Letter

Date: 17/05/2010

Weight: 66 grams

Hour: 12:57

Cost: €4,59

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTICE

The loss, misplace or damage made to a certified mail gives the right to a fixed indemnization determined in accordance with the current rates, and such amount will be the limit of responsibility.

For packages containing documents and merchandises of certain value, or in the event of packages in which the sender has a special interest, other services may be used to guarantee the value of the contents, as Declared Goods, Secured Items and Express Postage with optional insurance.

Claims: The term to claim any kind of certified mail with indemnization rights is four months for deliveries within the national territory and six months for international deliveries.

For certified deliveries, against reimbursement, said term applies if the delivery was not made to the addressee. If the delivery was made, and the addressee did not pay the total amount of the postage, the service will have two years to claim the amount.

The completeness of the services implies the acceptance of the conditions for claims and indemnification.

Any questions or doubts request information.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

SPAIN MAIL SERVICE

Mail Service:     Status of Delivery

Spain Mail Service	Customer Service

Individuals Companies Virtual Office

To send Documents:             Status of Delivery

To send Packages:

Money:                                     STATUS OF DELIVERY

A.P.E.             Delivery Number: RR385573637ES

Bancorreos	Dates	Status

Other Products	17/05/2010	Admitted

Museum	17/05/2010	In transit

Customer Service	18/05/2010	Exit from

International Office

	18/05/2010	Arrival to International

Destination Office

	19/05/2010	Delivered

If you want more postal information of the country of destination, please see the local postal office.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 983/2011 dated as of January 31, 2011.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 983/2011 issued as of January 31, 2011, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of Public Deed Number 57 dated as of January 11, 2011 issued by Mr. Rafael Monjo Carrió, Notary Public residing in the city of Madrid, Spain. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of May     , 2011

DAVID A GONZALEZ VESSI